Exhibit 10.1

FIRST AMENDMENT

TO THE

2020 STOCK OPTION PLAN

INTRODUCTION

WHEREAS, at the April 24, 2024 Annual Shareholders Meeting, Winmark Corporation’s shareholders approved an Amendment to the 2020 Stock Option Plan to increase the total number of shares available for options under the plan by 100,000 shares.

AMENDMENT

Section 6 of the 2020 Stock Option Plan is amended by deleting ”One Hundred Thousand (100,000)” where it appears in the second sentence of such section and inserting ”Two Hundred Thousand (200,000)” in lieu thereof.